Exhibit 5-c

                [Letterhead of Richards, Layton & Finger, P.A.]



                               November 14, 2005


Morgan Stanley Capital Trust VII
c/o Morgan Stanley
1585 Broadway
New York, New York 10036

     Re: Morgan Stanley Capital Trust VII

Ladies and Gentlemen:

          We have acted as special Delaware counsel for Morgan Stanley, a Delaware corporation (the "Company"), and Morgan Stanley Capital Trust VII, a Delaware statutory trust (the "Trust"), in connection with the matters set forth herein. At your request, this opinion is being furnished to you.

          For purposes of giving the opinions hereinafter set forth, our examination of documents has been limited to the examination of originals or copies of the following:

          (a) The Certificate of Trust of the Trust, dated as of September 24, 2001 (the "Certificate"), as filed in the office of the Secretary of State of the State of Delaware (the "Secretary of State") on September 24, 2001;

          (b) The Trust Agreement of the Trust, dated as of September 24, 2001, by and among the Company, the administrators of the Trust named therein and the trustees of the Trust named therein;

          (c) The Registration Statement (the "Initial Registration Statement") on Form S-3, filed by the Company, the Trust and others with the Securities and Exchange Commission (the "SEC") on October 25, 2005, as amended by Amendment No. 1 to the Initial Registration Statement, as proposed to be filed by the Company, the Trust and others with the SEC on or about November 14, 2005 ("Amendment No. 1"), including a preliminary prospectus (the "Prospectus"), relating to the Capital Securities of the Trust representing preferred undivided beneficial interests in the assets of the Trust (each, a "Capital Security" and collectively, the


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Morgan Stanley Capital Trust VII
November 14, 2005
Page 2


"Capital Securities") (the Initial Registration Statement, as amended by Amendment No. 1, being hereinafter referred to as the "Registration Statement");

          (d) A form of Amended and Restated Trust Agreement of the Trust (including Exhibits A, C and D thereto) (the "Trust Agreement"), to be entered into among the Company, the administrators of the Trust named therein, the trustees of the Trust named therein, and the holders, from time to time, of undivided beneficial interests in the assets of the Trust, attached as an exhibit to Morgan Stanley's Registration Statement on Form S-3, Registration No. 333-117752, and incorporated by reference in the Registration Statement; and

          (e) A Certificate of Good Standing for the Trust, dated November 7, 2005, obtained from the Secretary of State.

          Capitalized terms used herein and not otherwise defined are used as defined in the Trust Agreement.

          For purposes of this opinion, we have not reviewed any documents other than the documents listed in paragraphs (a) through (e) above. In particular, we have not reviewed any document (other than the documents listed in paragraphs
(a) through (e) above) that is referred to in or incorporated by reference into the documents reviewed by us. We have assumed that there exists no provision in any document that we have not reviewed that is inconsistent with the opinions stated herein. We have conducted no independent factual investigation of our own but rather have relied solely upon the foregoing documents, the statements and information set forth therein and the additional matters recited or assumed herein, all of which we have assumed to be true, complete and accurate in all material respects.

          With respect to all documents examined by us, we have assumed (i) the authenticity of all documents submitted to us as authentic originals, (ii) the conformity with the originals of all documents submitted to us as copies or forms, and (iii) the genuineness of all signatures.

          For purposes of this opinion, we have assumed (i) that the Trust Agreement constitutes the entire agreement among the parties thereto with respect to the subject matter thereof, including with respect to the creation, operation and termination of the Trust, and that the Trust Agreement and the Certificate are in full force and effect and have not been amended, (ii) except to the extent provided in paragraph 1 below, the due creation or due organization or due formation, as the case may be, and valid existence in good standing of each party to the documents examined by us under the laws of the jurisdiction governing its creation, organization or formation, (iii) the legal capacity of each natural person who is a signatory to the documents examined by us, (iv) that each of the parties to the documents examined by us has the power and authority to execute and deliver, and to perform its obligations under, such documents, (v) the due authorization, execution and delivery by all parties thereto of all documents examined by us, (vi) the receipt by each Person to whom a Capital Security is to be issued by the Trust (collectively, the "Security Holders") of a Capital Securities Certificate evidencing ownership of


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Morgan Stanley Capital Trust VII
November 14, 2005
Page 3


such Capital Security and the payment for the Capital Security acquired by it, in accordance with the Trust Agreement and the Registration Statement, and
(vii) that the Capital Securities are issued and sold to the Security Holders in accordance with the Trust Agreement and the Registration Statement. We have not participated in the preparation of the Registration Statement and assume no responsibility for its contents.

          This opinion is limited to the laws of the State of Delaware (excluding the securities laws of the State of Delaware), and we have not considered and express no opinion on the laws of any other jurisdiction, including federal laws and rules and regulations relating thereto. Our opinions are rendered only with respect to Delaware laws and rules, regulations and orders thereunder that are currently in effect.

          Based upon the foregoing, and upon our examination of such questions of law and statutes of the State of Delaware as we have considered necessary or appropriate, and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that:

          1. The Trust has been duly created and is validly existing in good standing as a statutory trust under the Delaware Statutory Trust Act.

          2. The Capital Securities will represent valid and, subject to the qualifications set forth in paragraph 3 below, fully paid and nonassessable preferred undivided beneficial interests in the assets of the Trust.

          3. The Security Holders, as beneficial owners of the Trust, will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware. We note that the Security Holders may be obligated to make payments as set forth in the Trust Agreement.

          We consent to the filing of this opinion with the Securities and Exchange Commission as an exhibit to Amendment No. 1. In addition, we hereby consent to the use of our name under the heading "Legal Matters" in the Prospectus. In giving the foregoing consents, we do not thereby admit that we come within the category of Persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder. Except as stated above, without our prior written consent, this opinion may not be furnished or quoted to, or relied upon by, any other Person for any purpose.

                                            Very truly yours,

                                            /s/ Richards, Layton & Finger, P.A.

BJK/DD